UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2017

Judo Capital Corp.
(Exact name of registrant as specified in its charter)

Commission File No: 000-54953

Delaware		47-2653358
(State or Other Jurisdiction		(I.R.S. Employer
Of Incorporation or Organization)		Identification Number)

269 Forest Ave. Staten Island, NY		10301
(Address of Principal Executive Offices)		(Zip Code)

(718) 447-1900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item1.02. Termination of a Material Definitive Agreement.

On May 15, 2017, the registrant emtered into a Termination Agreement and Mutual Release with Delshah Ventures, LLC ("Delshah") terminating their Credit Agreement dated October 15, 2015.  In accordance with said Termination Agreement, each party released and forever discharged the other party from and against any and all claims whatesoever in connection with said Credit Agreement.  In consideration of the termination of the Credit Agreement and the release of all obligations there under, Delsha has paid the registrant $60,000 for 50,000,000 common shares of the Registrant.

Item 9.01.  Financial Statements and Exhibits.

The exhibits listed in the following exhibit index are filed as part of this Current Report on Form 8-K:

10.1           Termination Agreement and Mutual Release dated May 15, 2017 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May  18, 2017

Judo Capital Corp.
By:/s/ Lorenzo DeLuca
Lorenzo DeLuca
Chief Executive Officer